Exhibit 10.9

FORM OF

SALE PARTICIPATION AGREEMENT

November    , 2005

To:      The Person whose name is
set forth on the signature page hereof

Dear Sir or Madam:

You have entered into a Management Stockholder’s Agreement, dated as of the date hereof between Accellent Holdings Corp., a Delaware corporation (the “Company”), and you (the “Stockholder’s Agreement”) relating to (i) the granting to you by the Company of Options (as defined in the Stockholder’s Agreement) to purchase shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and, where applicable, (ii) the purchase by you of the Purchased Stock (as defined in the Stockholder’s Agreement).  The undersigned, Accellent Holdings LLC, a Delaware limited liability company (the “Investor”), hereby agrees with you as follows, effective upon your execution of the Rollover Agreement with the Company:

1.             In the event that at any time the Investor (together with any of its respective affiliates, to the extent provided for in Paragraph 8 hereof, the “Selling Investors”) proposes to sell for cash or any other consideration any shares of Common Stock owned by it, in any transaction other than a Public Offering (as defined in the Stockholder’s Agreement) or a sale to an affiliate of the Selling Investors, the Selling Investor(s) will notify you or your Management Stockholder’s Estate or Management Stockholder’s Trust (as such terms are defined in Section 7(c) of the Stockholder’s Agreement, and collectively with you, the “Management Stockholder Entities”), as the case may be, in writing (a “Notice”) of such proposed sale (a “Proposed Sale”) and the material terms including, without limitation, the representations, warranties, indemnification and other agreements, of the Proposed Sale as of the date of the Notice (the “Material Terms”) promptly, and in any event not less than 15 days prior to the consummation of the Proposed Sale and not more than 5 days after the execution of the definitive agreement relating to the Proposed Sale, if any (the “Sale Agreement”).  If, within 10 days after the Management Stockholder Entities’ receipt of such Notice, the Selling Investor receives from the Management Stockholder Entities a written request (a “Request”) to include Common Stock held by the Management Stockholder Entities in the Proposed Sale (which Request shall be irrevocable unless (a) there shall be a material change in the Material Terms or (b) otherwise mutually agreed to in writing by the Management Stockholder Entities and the Selling Investor), the Common Stock held by you will be so included as provided herein; provided that only one Request, which shall be executed by the Management Stockholder Entities, may be delivered with respect to any single Proposed Sale for Common Stock held by the Management Stockholder Entities.  Promptly after the execution of the Sale Agreement, the Selling Investors will furnish the Management Stockholder Entities with a copy of the Sale Agreement, if any.

2.             (a) The number of shares of Common Stock which the Management Stockholder Entities will be permitted to include in a Proposed Sale pursuant to a Management Stockholder Request will be the sum of the number of shares of Common Stock then actually owned (or deemed owned) by the Management Stockholder Entities plus all shares of Common Stock which you are then entitled to acquire under any unexercised portion of the Options, to the extent such Options are then exercisable or would become exercisable as a result of the consummation of the Proposed Sale, multiplied by a fraction (x) the numerator of which shall be the aggregate number of shares of Common Stock which a Selling Investor or the Selling Investors propose to sell in the Proposed Sale (after giving effect to the applicable provisions of the Stockholder’s Agreement and any other written agreement between the Selling Investors and any holder of shares of Common Stock that gives the right to such holder to participate in the Proposed Sale (each, including the Management Stockholder Entities, an “Eligible Holder”)) and (y) the denominator of which shall be the total number of shares of Common Stock owned by such Selling Investor or the Selling Investors, as the case may be.

(b) If one or more Eligible Holders elect not to include the maximum number of shares of Common Stock which such holders would have been permitted to include in a Proposed Sale pursuant to Paragraph 2(a) (such non-included shares, the “Eligible Shares”), then each of the Selling Investors, or the remaining Eligible Holders, or any of them, will have the right to sell in the Proposed Sale a number of additional shares of their Common Stock equal to their pro rata portion of the number of Eligible Shares, based on the relative number of shares of Common Stock then actually held (or deemed held) by each such holder plus all shares of Common Stock which such holder is then entitled to acquire under any unexercised portion of the Options, to the extent such Options are then exercisable or would become exercisable as a result of the consummation of the Proposed Sale, and such additional shares of Common Stock which any such holder or holders propose to sell shall be included in any calculation made pursuant to this Paragraph 2 for the purpose of determining the number of shares of Common Stock which the Management Stockholder Entities will be permitted to include in a Proposed Sale.  The Selling Investors, the Eligible Holders, or any of them, will have the right to sell in the Proposed Sale additional shares of Common Stock owned by them equal to the number, if any, of remaining Eligible Shares which will not be included in the Proposed Sale pursuant to the foregoing.

(c)  In the event that the per share consideration to be received by the Selling Investors pursuant to a Sale Agreement (the “Sale Price”) is less than the Base Price (as defined in the Stockholder’s Agreement), then, the Management Stockholder Entities shall be paid a cash bonus in an amount so that the Management Stockholder Entities would suffer the same percentage loss on the original difference between the exercise price of the “Rollover Option” and the “Base Price” (as those terms are defined in the Stockholder’s Agreement), as the percentage loss realized by the Selling Investors pursuant to the sale of its shares under such Sale Agreement; provided, however, that such bonus shall only be paid if the payment of such bonus would not result in taxation or penalty under Section 409A of the Internal Revenue Code of 1986, as amended.  Such amount shall be calculated in accordance with Schedule A hereto.

3.             Except as may otherwise be provided herein, shares of Common Stock subject to a Request will be included in a Proposed Sale pursuant hereto and in any agreements with purchasers relating thereto on the same terms and subject to the same conditions applicable to the shares of Common Stock which the Selling Investor proposes to sell in the Proposed Sale.  Such terms and conditions shall include, without limitation:  the pro rata reduction of the number of shares of Common Stock to be included in the Proposed Sale if required by the party proposing such sale; the sale price; the pro rata payment of fees, commissions and expenses; the provision of, and representation and warranty as to, information reasonably requested by the Selling Investor covering matters regarding the Management Stockholder Entities’ ownership of shares; and the provision of requisite indemnification; provided that any indemnification provided by the Management Stockholder Entities shall be pro rata (on a several not joint basis) in proportion with the number of shares of Common Stock to be sold; and provided further, that, except as set forth in the following sentence, the Management Stockholder Entities shall not be obligated to join in any indemnification or other obligation with respect to an amount in excess of the lesser of (i) the pro rata portion of any liabilities actually paid and (ii) the sum of (x) the net cash proceeds received by the Management Stockholder Entities in respect of such Proposed Sale and (y) an amount equal to the fair market value of the non-cash proceeds received by the Management Stockholder Entities in respect of such Proposed Sale.  With respect to indemnification and other obligations that relate solely to a Management Stockholder Entity (“Management Stockholder Obligations”), such as indemnification with respect to representations and warranties given by such the Management Stockholder Entity regarding such Management Stockholder Entity’s title and ownership of Common Stock and authority to enter into any agreement, the limitations set forth in the last proviso of the previous sentence shall not apply.  Each Management Stockholder Entity shall only be required to make representations and warranties solely with respect to the ownership of its Common Stock, authority to enter into agreements related to the Proposed Sale, tax status, the absence of brokers and the absence of conflicts with respect to the Management Stockholder Entity’s obligations to perform the contract.

4.             Upon delivering a Request, the Management Stockholder Entities, will, if requested by the Selling Investor, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Selling Investor with respect to the shares of Common Stock which are to be sold by the Management Stockholder Entities, pursuant hereto (a “Custody Agreement and Power of Attorney”).  The Custody Agreement and Power of Attorney will provide, among other things, that the Management Stockholder Entities will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof) and appoint said custodian and attorney-in-fact as the Management Stockholder Entities’ agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Management Stockholder Entities’ behalf with respect to the matters specified therein.

5.             The Management Stockholder Entities’ rights pursuant hereto to participate in a Proposed Sale shall be contingent on the Management Stockholder Entities’ compliance with each of the provisions hereof and the Management Stockholder Entities’ respective willingness to execute such documents in connection therewith as may be reasonably requested by the Selling Investor.

6.             (a) In the event of a Proposed Sale of 50% or more of the Common Stock held by the Selling Investor and its affiliates pursuant to Section 1 hereof, the Selling Investors may elect, by so specifying in the Notice, to require the Management Stockholder Entities to, and the Management Stockholder Entities shall, participate in such Proposed Sale to the same extent calculated pursuant to Section 2(a) above, in accordance with the terms and provisions of Section 3 hereof; provided, however, that in such event, the order in which the shares of Common Stock held by the Management Stockholder Entities, shall be required to be sold shall be: first, any shares of Common Stock then held by the Management Stockholder Entities; and second, any shares of Common Stock acquired pursuant to the exercise of any exercisable Options.

(b) In the event of a transaction which results in a Change in Control (as defined in the Stockholder’s Agreement) but is not a Proposed Sale in which the Selling Investors have exercised their rights pursuant to Paragraph 6(a) or the Management Stockholder Entities have exercised their rights pursuant to Paragraph 1 (each, a “Proposed Transaction”) you agree on behalf of the Management Stockholder Entities, to bear, on a several and not joint basis, your pro rata share of any fees, commissions, adjustments to purchase price, expenses or indemnities (collectively, the “Obligations”) borne by the Selling Investors up to the amount of proceeds received by you in the Proposed Transaction; provided, however, that the foregoing limitation on Obligations shall not apply to Obligations incurred by the Selling Investors as a result of the Management Stockholder Entity’s breach of a Management Stockholder Obligation.  Your pro rata share of any amount to be paid pursuant to Paragraphs 3 or 6(b) shall be based upon the number of shares of Common Stock actually held (or deemed held) by the Management Stockholder Entities plus the number of shares of Common Stock you would have the right to acquire under any unexercised portion of the Options which is then vested or would become vested as a result of the Proposed Sale or Proposed Transaction.

7.             The obligations of the Selling Investors hereunder shall extend only to the Management Stockholder Entities, and none of the Management Stockholder Entities’ successors or assigns shall have any rights pursuant hereto.

8.             If the Selling Investors or any of them transfer any of their interests in the Company to an affiliate of any of the Selling Investors, such affiliate shall assume the obligations hereunder of the Selling Investors.

9.             This Agreement shall terminate and be of no further force and effect on the fifth anniversary of the first occurrence of a Public Offering (as defined in the Stockholder’s Agreement).

10.           All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered to the party to whom it is directed:

If to the Selling Investors, to them at the following address:

Accellent Holdings LLC
c/o Kohlberg Kravis Roberts & Co. L.P.
2800 Sand Hill Road, Suite 200
Menlo Park, California 94025
Attn:  Michael W. Michelson

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York  10017
Attn:  Sean D. Rodgers, Esq.

If to the Company, at the following address:

Accellent Holdings Corp.
c/o Kohlberg Kravis Roberts & Co. L.P.
2800 Sand Hill Road, Suite 200
Menlo Park, California 94025
Attn:  Michael W. Michelson

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York  10017
Attn:  Sean D. Rodgers, Esq.

If to you, to you at the address first set forth above herein;

If to your Management Stockholder’s Estate or Management Stockholder’s Trust, at the address provided to the Company by such entity;

or at such other address as any of the above shall have specified by notice in writing delivered to the others by certified mail.

11.           The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement.  In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator.  Such arbitration process shall take place within 100 miles of the New York City metropolitan area.  The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning.  Judgment upon the award rendered may be entered in any court having jurisdiction thereof.  Each party shall bear its own legal fees and expenses, unless otherwise determined by the arbitrator.  You hereby irrevocably waive any right that you may have had to bring an action in any court, domestic or foreign, or before any similar domestic or foreign authority with respect to this Agreement.

12.           This Agreement may be executed in counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

13.           It is the understanding of the undersigned that you are aware that no Proposed Sale presently is contemplated and that such a sale may never occur.

[Signatures on next page.]

If the foregoing accurately sets forth our agreement, please acknowledge your acceptance thereof in the space provided below for that purpose.

Very truly yours,

ACCELLENT HOLDINGS LLC

By:
Name:
Title:

Sale Participation Agreement

Accepted and agreed this           day of

                  200  .

/s/

Schedule A

Bonus Formula

1.             If the Sale Price is less than the Base Price and is greater than or equal to the Exercise          Price:

S(N) - (S - E)

2.             If the Sale Price is less than the Exercise Price:

S(N)

S = Sale Price

E = the exercise price of the Rollover Option (the “Exercise Price”)

N = (Base Price – Exercise Price) / Base Price